Exhibit 10
WOW International Limited Strictly Confidential

Engagement Letter

October 22, 2009

NextFit, Inc.

235 West Sego Lily Drive

Sandy, Utah 84070

USA

Attention: Teri Sundh, CEO

Re: Advisory Services

Dear Ms. Sundh:

This agreement (the “Agreement”) will confirm the arrangements under which WOW International Limited (the “Advisor” or “we”) has been engaged by NextFit, Inc., a Nevada corporation (the “Company”), to act as the Company’s non-exclusive (except as provided in Section 8 below) financial advisor in connection with a capital raising transaction or series of capital raising transactions involving the Company.

1.

Services. During the term of this engagement, and as mutually agreed upon by the Advisor and the Company, the Advisor will assist the Company in conducting a private placement of its securities in Singapore and Hong Kong in reliance upon the exemption from securities registration afforded by (i) Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) Regulation S as promulgated under the Securities Act (the “Transaction”). In connection with rendering the Services, the Advisor will not engage in any directed selling efforts (as defined under Regulation S).

2.

Cooperation.

(a)

The Company shall furnish the Advisor with all relevant information and data that the Advisor shall reasonably request in connection with the Advisor’s activities on the Company’s behalf, and shall provide the Advisor full access, as reasonably requested, to the Company’s executive officers, directors, employees and professional advisors. The Company agrees to promptly advise the Advisor of all developments materially affecting the Company, the Transaction or the accuracy of the information previously furnished to the Advisor by the Company, and agrees to take commercially reasonable efforts to ensure that no material initiatives relating to the proposed Transaction will be taken without the Advisor having been informed in advance thereof. We agree that all non-public information obtained by us in connection with our engagement will be held by us in strict confidence and will be used by us solely for the purpose of performing our obligations relating to our engagement. At the request of the Company, we will execute a commercially reasonable non-disclosure agreement in connection with the delivery and use of such information.

(b)

The Company further acknowledges that the Advisor (i) will be relying on information and data provided by the Company and available from generally recognized public sources, without having independently verified the accuracy or completeness of the same, (ii) does not assume responsibility for the accuracy or completeness of any such information and data, except as to information provided by the Advisor in respect of the Advisor or the Advisor’s independent research in respect of the Company, and (iii) has not made, and will not make, any physical inspection or appraisal of the properties or assets of the Company and with respect to any financial forecasts that may be furnished to or discussed with the Advisor by the Company, the Advisor will assume that such forecasts have been reasonably prepared and reflect the best then currently available estimates and judgments of the Company’s management as to the expected future financial performance of the Company.

8/F. Cheung Lung Industrial Building, 10 Cheung Yee Street, Cheung Sha Wan, Kowloon, Hong Kong

Phone +852 27199 371 Fax +852 3184 8752

WOW International Limited

October 22, 2009

(c)

The Company will prepare customary marketing materials to use in connection with the Transaction, which the Company agrees shall not, to its knowledge, contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.

Use of Name, Advice, etc.

(a)

No advice provided by the Advisor may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to by the Company without the Advisor’s prior written consent (not to be unreasonably withheld). In addition, the Company agrees that any reference to the Advisor in any release, communication, or other material is subject to the Advisor’s prior written approval, which may be given or withheld in its reasonable discretion, for each such reference.

(b)

The Advisor’s advice is solely for the use and information of the Company’s management and the Board, and is only to be used in considering the matters to which this Agreement relates. Such advice may not be relied upon by any other person.

4.

Compensation. The Company agrees to pay the Advisor promptly upon consummation of a Transaction, a fee paid in cash (the “Transaction Fee”) equal to 10.0% of the Transaction Value (as defined below). Any Transaction Fee paid to any other entity selected by the Advisor to assist in the consummation of the Transaction will be subtracted from the total amount of the Transaction Fee paid to the Advisor so that the total amount the Company pays in a Transaction Fee is 10.0% of the Transaction Value.

“Transaction Value” shall mean the aggregate amount of cash and the fair market value (determined as set forth below) of any securities or other property paid or payable directly or indirectly by or to the Company in connection with a consummated Transaction.

5.

Expenses. The Advisor will pay all of its out-of-pocket fees and expenses incurred in connection with this engagement and the Company will have no obligation to reimburse the Advisor for any out-of-pocket expenses incurred by the Advisor in connection with this engagement.

6.

Indemnification, etc. As further consideration under this Agreement, the Company shall indemnify and hold harmless the Indemnified Persons (as defined in Schedule A) in accordance with Schedule A. The terms and provisions of Schedule A are incorporated by reference herein, constitute a part hereof and shall survive any termination or expiration of this Agreement.

7.

Termination. The Advisor’s engagement hereunder will commence upon the execution of this Agreement by both parties, and will continue until terminated by either party on five (5) business days’ written notice to the other; provided that, other than in the case of the Advisor’s gross negligence or intentional misconduct (after notice to the Advisor and an opportunity to cure, if curable), the Company will not terminate this Agreement prior to that date which is three (3) months from the date hereof. Upon any termination of this Agreement, the Company shall promptly pay the Advisor any accrued but unpaid fees hereunder, and shall reimburse the Advisor for any unreimbursed expenses that are reimbursable hereunder. In the event of any termination of this Agreement, the Advisor shall be entitled to the applicable fee set forth in Section 4 if the Company enters into an agreement for a Transaction prior to that date which is twelve months from the date of termination of this Agreement which Transaction was (i) first referred to the Company by the Advisor prior to the termination of this Agreement or (ii) commenced or negotiated between the Company and a third party first referred to the Company by the Advisor during the period that the Advisor acted as the Company’s financial advisor under the terms of this Agreement, and such agreement subsequently results in a Transaction. Any such fee shall be payable upon the closing of any such Transaction. Upon any termination of this Agreement, the rights and obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 3-7, 9-15, and Schedule A, which shall survive such termination.

WOW International Limited

October 22, 2009

8.

Exclusivity. During the term of this Agreement, the Company will not, and will take reasonable commercial effort to prevent any affiliate, advisor or representative of the Company to engage any other person to perform any financial advisory services for the Company with respect to any potential Transaction to be consummated with non-U.S. Persons residing in Singapore or Hong Kong. If the Company or, to the Company’s knowledge, any of its stockholders, affiliates, advisors or representatives are contacted by any person concerning a potential Transaction with non-U.S. Persons residing in Singapore or Hong Kong, the Company will inform the Advisor of such inquiry and all material details thereof.

9.

Other Transactions; Disclaimer.

(a)

This Agreement does not constitute a commitment or obligation by the Advisor or any of its affiliates to provide any financing which may be required or advisable in connection with any Transaction.

(b)

If the Company determines, commencing on the date hereof and terminating on that date which is twelve months from the date of termination of this Agreement, to pursue a financing or any other activity with non-U.S. Persons residing in Singapore or Hong Kong for which the Company intends to engage a financial advisor, then the Company shall offer the Advisor the right to act as financial advisor to the Company for such transaction or transactions and to receive a fee in an amount to be mutually determined in good faith by the Company and the Advisor and shall be based on the prevailing market for similar services. The retention and compensation of the Advisor for such subsequent transactions, if the parties come to agreement in respect of all material terms, shall be outlined in an amendment to this Agreement or a separate agreement or agreements, in customary form, not considered part of this Agreement.

(c)

The Company acknowledges that the Advisor (collectively with its subsidiaries and affiliates, the “Advisor Group”) engages in a wide range of investment banking and other activities (including investment management, corporate finance, securities issuing, trading and research and brokerage activities) from which conflicting interests, or duties, may arise. Information that is held elsewhere within the Advisor Group, but of which none of the individuals in the Advisor’s investment banking department involved in providing the services contemplated by this Agreement actually has (or without breach of internal procedures can properly obtain) knowledge, will not for any purpose be taken into account in determining the Advisor’s responsibilities to the Company under this Agreement. Neither the Advisor nor any other part of the Advisor Group will have any duty to disclose to the Company or utilize for the Company’s benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business.

(d)

The Company further acknowledges that the Advisor will act as an independent contractor hereunder, and that the Advisor’s responsibility to the Company is solely contractual in nature and that the Advisor does not owe the Company, or any stockholder, affiliate, advisor or representative of the Company, any fiduciary or similar duty as a result of its engagement hereunder or otherwise. The Advisor shall have no authority to bind or act for the Company in any respect.

(e)

In connection with this engagement, the Advisor will comply with all applicable federal, state and foreign securities laws and other applicable laws.

WOW International Limited

October 22, 2009

(f)

The Advisor agrees to use all non-public information provided to it by the Company or on the Company’s behalf solely for the purpose of providing the services which are the subject of this Agreement and to treat all such information confidentially; provided that nothing herein shall prevent the Advisor from disclosing any such information (i) to purchasers or prospective purchasers in connection with a Transaction (to the extent such information is included in offering materials which may be prepared in connection with a Transaction or such disclosure is otherwise consented to by the Company), (ii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, (iii) upon the request or demand of any regulatory authority having jurisdiction over the Advisor or any its affiliates, (iv) to the extent that such information was or becomes publicly available other than by reason of disclosure by the Advisor in violation of this Agreement or was or becomes available to the Advisor or its affiliates from a source which is not known by the Advisor to be subject to a confidentiality obligation to the Company or (v) to the Advisor’s affiliates and its respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with a Transaction or any other services provided by the Advisor to the Company. The Advisor accepts responsibility for compliance with the provisions of this paragraph by the persons referred to in clause (v) above. This undertaking by the Advisor shall automatically terminate two (2) years following the last to occur of the completion of a Transaction or termination of the engagement hereunder.

10.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

11.

Payments. All payments to be made to the Advisor hereunder shall be non-refundable and made in cash by wire transfer of immediately available U.S. funds. Except as expressly set forth herein, no fee payable to the Advisor hereunder shall be credited against any other fee due to the Advisor.

12.

Announcements, etc. The Company agrees that the Advisor may, following the announcement of a Transaction, describe the Transaction in any form of media or in the Advisor ' marketing materials, stating the Advisor’s role and other material terms of the Transaction and using the Company’s name and logo in connection therewith, subject to the Company’s prior approval and all costs of such announcement(s) will be borne by the Advisor. The Company agrees that any press release it may issue in Singapore or Hong Kong announcing a Transaction will, at the Advisor’s request, contain a reference to the Advisor’s role in the Transaction.

13.

Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at the address set forth above, and (b) if to the Advisor, at WOW International Limited, Attn: Patrick Pender, 8/F Cheung Lung Industrial Building, 10 Cheung Yee Street, Cheung Sha Wan, Kowloon, Hong Kong, Telephone: 852 2719 9371, Fax: 852 3184 8752, Email: ppender@wow-intl.biz.

14.

Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled definitively and exclusively by arbitration in accordance with the JAMS Arbitration Rules in effect on the date of this Agreement. The number of arbitrators shall be three (3). Each of the parties shall appoint one arbitrator, and the two party-appointed arbitrators shall appoint the third. In the event of a failure to agree on the third arbitrator, the appointing authority shall be JAMS. The place of the arbitration shall be Salt Lake City, Utah. The language to be used in the arbitral proceedings shall be English. The arbitrators shall not have the authority to modify or amend the terms or conditions of this Agreement.

WOW International Limited

October 22, 2009

15.

Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other, to be given in the sole discretion of the party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning party. This Agreement is solely for the benefit of the Company and the Advisor and no other person shall acquire or have any rights under or by virtue of this Agreement. If any provision hereof shall be held by a court of competent jurisdiction or panel of arbitrators to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof. The Company and the Advisor shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. This Agreement may be executed in facsimile counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is to be embodied in this Agreement, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein.

Please sign below and return to the Advisor to indicate your acceptance of the terms set forth herein, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Advisor as of the date first written above.

Sincerely,

WOW International Limited

By /s/ Patrick Pender

Name: Patrick Pender

Title: President

Date: 2 November 2009

Accepted and Agreed:

NextFit, Inc.

By /s/ Teri Sundh

Name: Teri Sundh

Title: Chief Executive Officer

Date: 6 November 2009

SCHEDULE A

Reference is made to the engagement letter attached hereto between WOW International Limited (the “Advisor”) and the Company as defined therein (as amended from time to time in accordance with the terms thereof, the “Agreement”). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

As further consideration under the Agreement, the Company agrees to indemnify and hold harmless the Advisor and its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling the Advisor or any of its affiliates (collectively, “Indemnified Persons”), to the fullest extent lawful, from and against any claims, liabilities, losses, damages and expenses (or any action, claim, suit or proceeding (an “Action”) in respect thereof), as incurred, related to or arising out of or in connection with The Advisor’s services (whether occurring before, at or after the date hereof) under the Agreement, the Transaction or any proposed transaction contemplated by the Agreement or any Indemnified Person’s role in connection therewith, whether or not resulting from an Indemnified Person’s negligence (“Losses”), provided, however, that the Company shall not be responsible for any Losses to the extent such Losses are determined, by a final, non-appealable judgment by a court or arbitral tribunal, to have resulted solely from The Advisor’s gross negligence or willful misconduct.

The Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, securityholders or creditors for any Losses, except to the extent such Losses are determined, by a final, non-appealable judgment by a court or arbitral tribunal, to have resulted solely from the Advisor’s gross negligence or willful misconduct. Also, each Indemnified Person shall make reasonable efforts to mitigate its losses and liabilities.

The Company agrees that it will not settle or compromise or consent to the entry of any judgment in, or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution has been sought hereunder (whether or not any Indemnified Person is a party to such Action) unless the Advisor has given its prior written consent, or the settlement, compromise, consent or termination (i) includes an express unconditional release of such Indemnified Person from all Losses arising out of such Action and (ii) does not include any admission of fault on the part of any Indemnified Person.

If, for any reason (other than the gross negligence or willful misconduct of an Indemnified Person as provided above) the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person for any reason or insufficient to hold any Indemnified Person harmless, then the Company agrees to contribute to any such Losses in such proportion as is appropriate to reflect the relative benefits received or proposed to be received by the Company on the one hand and by the Advisor on the other, from the Transaction or proposed Transaction or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other, but also the relative fault of the Company and the Advisor, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all Losses shall not exceed the amount of fees actually received by the Advisor with respect to the services rendered pursuant to the Agreement. Relative benefits to the Company, on the one hand, and to the Advisor, on the other hand, shall be deemed to be in the same proportion as (i) the total transaction value of the Transaction or the proposed Transaction bears to (ii) all fees actually received by the Advisor in connection with the Agreement.

The Indemnified Persons will give prompt written notice to the Company of any claim for which they seek indemnification hereunder, but the omission to so notify the Company will not relieve the Company from any liability which it may otherwise have hereunder except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have other than under this Schedule A. The Company shall have the right to assume the defense of any Action for which the Indemnified Persons seek indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Persons. After notice from the Company to the Indemnified Persons of its election to assume the defense thereof, and so long as the Company performs its obligations pursuant to such election, the Company will not be liable to the Indemnified Persons for any legal or other expenses subsequently incurred by the Indemnified Persons in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof at their own expense.

The Company agrees to reimburse the Indemnified Persons for all direct and reasonable expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any Action for which indemnification or contribution has been sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party; provided that if any such reimbursement is determined by a final, non-appealable judgment by a court or arbitral tribunal, to have resulted solely from the Advisor’s gross negligence or willful misconduct, such Indemnified Person shall promptly repay such amount to the Company.

The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, (ii) shall survive the expiration or termination of the Agreement or completion of the Advisor ’ services hereunder, (iii) shall apply to any modification of the Advisor’s engagement, (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Advisor or any other Indemnified Person, (v) shall be binding on any successor or assign of the Company and successors or assigns to the Company’s business and assets and (vi) shall inure to the benefit of any successor or assign of any Indemnified Person.